                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement Nos. 33-90854 and 333-36597 of ARIAD Pharmaceuticals, Inc. on Form S-8 and Registration Statement Nos. 333-69689, 33-85166 and 333-51687 of ARIAD Pharmaceuticals, Inc. on Form S-3 of our report dated February 4, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle in 1999 relating to accounting for start-up activities), appearing in this Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 28, 2000




                                       74